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                                 EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT
                                OF SHMUEL ARDITI
                                      WITH
                                DSP TELECOM, INC.

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into this 15th day of July, 1999 ("Effective Date"), by and between DSP TELECOM, INC., a California corporation (hereinafter the "Corporation"), and SHMUEL ARDITI (hereinafter "Arditi").

                                     RECITAL

         The Corporation hereby agrees to employ Arditi, and Arditi hereby agrees to accept employment with the Corporation, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.       EMPLOYMENT DUTIES.

                  A. CORPORATION'S DUTIES. The Corporation shall allow Arditi to, and Arditi shall, perform responsibilities normally incident to his position as Chief Operating Officer of the Corporation's parent corporation, DSP COMMUNICATIONS, INC. ("DSPC"), or other equivalent position commensurate with his background, education, experience and professional standing. The Corporation shall provide Arditi with a private office, stenographic help, office equipment, supplies, customary services and cooperation suitable for the performance of his duties.

                  B. ARDITI'S DUTIES. Unless otherwise agreed to by the parties, Arditi shall serve as Chief Operating Officer of DSPC or other equivalent position. Arditi shall devote his full productive time, attention, energy, and skill to the business of DSPC during the employment term set forth below, and shall not become engaged to render similar services on behalf of any other entity while employed hereunder, without the Corporation's written consent. Arditi shall report directly to Davidi Gilo, the Corporation's Chairman of the Board and Chief Executive



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Officer. Arditi, however, shall be allowed to perform services for the
Corporation's affiliates, including, without limitation: DSP TELECOMMUNICATIONS, LTD.; CTP SYSTEMS, LTD.; DSPC (ISRAEL), LTD.; DSPC (JAPAN), INC.; CTP SYSTEMS, INC.; and ISOTEL CORP. (Arditi may only spend time with ComBox, Ltd. and may only have limited duties that do not consume in the aggregate more than five percent (5%) of his time.)

         2. TERM. This Agreement shall be for an unlimited period of time subject to termination as set forth herein. As used herein, "employment term" refers to the entire period of employment of Arditi hereunder.

         3.       COMPENSATION.  Arditi shall be compensated as follows:

                  a. FIXED SALARY. Arditi shall receive a fixed annual salary of One Hundred Fifty-five Thousand Dollars ($155,000) effective May 1st. The Corporation agrees to review the fixed salary following the end of each twelve
(12) month period during the employment term based upon Arditi's services and the Corporation's financial results during the calendar year, and to make such increases as may be determined appropriate in the discretion of the Corporation's Chief Executive Officer.

                  b. PAYMENT. Arditi's fixed salary shall be payable on a semi-monthly basis, in arrears.

                  c. BONUS COMPENSATION. During the employment term, Arditi shall be entitled to a management by objective plan and Corporate bonus plan as determined by the Corporation's Chief Executive Officer.

                  d. VACATION. Arditi shall accrue paid vacation at the rate of twenty (20) working days for each twelve (12) months of employment. Arditi shall be compensated at his usual rate of compensation during any such vacation. Arditi shall be entitled to ten (10) paid holidays during each twelve (12) months of employment as set forth in the Corporation's employee manual as amended from time to time.

                  e. BENEFITS. During the employment term, Arditi and his dependents shall be entitled to participate in any group plans or programs maintained by the Corporation for any employees relating to group health, disability, life insurance and other related benefits as in effect from time to time. The level of


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benefits shall be based on the salary payable to Arditi. The Corporation and
DSPC shall provide Arditi with Officer Insurance, if reasonably available to the Corporation and DSPC, and of its officers. Arditi shall in no event receive less insurance coverage than that available to any other vice-presidential level employee of the Corporation.

         4. EXPENSES. The Corporation shall reimburse Arditi for expenses as follows:

                  a. BUSINESS. For Arditi's normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Corporation in accordance with the Corporation's general policy as adopted by the Corporation's management from time to time, and for all expenses incurred at DSPC's request. As a condition of reimbursement, Arditi agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or more frequent, basis.

                  b. PROFESSIONAL DUES. The Corporation shall also reimburse Arditi for all professional membership dues incurred at the request of the Corporation.

                  c. RELOCATION EXPENSES. The Corporation agrees to reimburse Arditi for the airfare for Arditi and his immediate family to fly to the United States (business class for Arditi and his spouse, economy class for his children), plus up to Twenty Thousand Dollars ($20,000) for all reasonable expenses incurred and substantiated by receipts for moving Arditi and his immediate family from Israel to California, including but not limited to car rental, and any other reasonable expenses associated with Arditi's relocation. In addition, Arditi shall be given a monthly housing subsidy of up to an aggregate amount of One Thousand Five Hundred Dollars ($1,500) per month for the first two (2) years for housing in California, as well as housing while in Israel on the Corporation's business. For amounts to be eligible for said housing subsidy, receipts for the expenses must be delivered to the Corporation. The Corporation also agrees to


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reimburse Arditi for the airfare for Arditi and his immediate family to fly back to Israel (business class for Arditi and his spouse, economy class for his children) and up to Ten Thousand Dollars ($10,000) for all other reasonable expenses incurred and substantiated by receipts to relocate Arditi and his immediate family back to Israel at the conclusion of Arditi's employment with the Corporation. There shall be no reimbursement for return travel to Israel should Arditi take other employment in the United States prior to returning to Israel. The Corporation shall reimburse Arditi for his reasonable expenses in attaining a Green Card Visa status.

                  d. TRAVEL TO ISRAEL. For each six (6) months of Arditi's employment with the Corporation, Arditi and his family will be entitled to travel once to Israel by business class, at the Corporation's expense.

         5. CONFIDENTIALITY AND COMPETITIVE ACTIVITIES. Arditi agrees that during the employment term, he is in a position of special trust and confidence and has access to confidential and proprietary information about the Corporation's business and plans. Arditi agrees that he will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition, in any manner whatsoever, with the Corporation. Notwithstanding anything in the foregoing to the contrary, Arditi shall be allowed to invest as a shareholder in publicly-traded companies, or through a venture capital firm or an investment pool. Further notwithstanding anything to the contrary herein, Arditi may remain as a shareholder and director of ComBox, LTD under the terms above.

         For purposes of this Section 5, the term "Corporation" shall also mean DSPC or any of its subsidiaries.


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         6.       TRADE SECRETS.

                  a. SPECIAL TECHNIQUES. It is hereby agreed that the Corporation has developed or acquired certain products, technology, unique or special method, manufacturing and assembly processes and techniques, trade secrets, special written marketing plans and special customer arrangements, and other proprietary rights and confidential information and shall during the employment term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Corporation's Property"). It is expected that Arditi will gain knowledge of and utilize the Corporation's Property during the course and scope of his employment with the Corporation, and will be in a position of trust with respect to the Corporation's Property.

                  b. CORPORATION'S PROPERTY. It is hereby stipulated and agreed that the Corporation's Property shall remain the Corporation's sole property. In the event that Arditi's employment is terminated, for whatever reason, Arditi agrees not to copy, make known, disclose or use, any of the Corporation's Property without the Corporation's prior written consent, which shall not be unreasonably withheld. In such event, Arditi further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any prior proprietary contractual relationship that the Corporation may have with any employee, customer, contractor, supplier, representative, or distributor for twelve (12) months. Arditi agrees upon termination of employment to deliver to the Corporation all confidential papers, documents, records, lists and notes (whether prepared by Arditi or others) comprising or containing the Corporation's Property. Arditi recognizes that violation of covenants and agreements contained in this Section 6 may result in irreparable injury to the Corporation which would not be fully compensable by way of money damages.

                  c. COVENANT NOT TO COMPETE. For a period of one (1) year from the date of any termination of Arditi's employment with the Corporation, provided that he has sold substantially all of his stock in the Corporation, Arditi shall not, directly or indirectly, either as an employee, employer, consultant, agent,


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principal, partner, stockholder, corporate officer, Director, or in any other individual or representative capacity, engage or participate in any activities within the State of California, which are the same as, or directly competitive with, the activities in which the Corporation is presently engaged.

                  d. CORPORATION DEFINED. For purposes of this Section 6, the term "Corporation" shall also mean DSPC and any of its subsidiaries.

         7.       TERMINATION.

                  a. GENERAL. The Corporation may terminate Arditi's employment under this Agreement without cause, upon sixty (60) days' advance written notice to Arditi. Arditi may voluntarily terminate his employment hereunder upon sixty
(60) days' advance written notice to the Corporation.

                  b. TERMINATION FOR CAUSE. The Corporation may immediately terminate Arditi's employment at any time for cause. Termination for cause shall be effective from the receipt of written notice thereof to Arditi specifying the grounds for termination and all relevant facts. Cause shall be deemed to include clearly proven: (i) material neglect of his duties or a significant violation of any of the provisions of this Agreement, which continues after written notice and a reasonable opportunity (not to exceed fifteen (15) days) in which to cure;
(ii) fraud, embezzlement, defalcation or conviction of any felonious offense; or
(iii) intentionally imparting confidential information relating to the Corporation or DSPC or their business to competitors or to other third parties other than in the course of carrying out his duties hereunder. The Corporation's exercise of its rights to terminate with cause shall be without prejudice to any other remedy it may be entitled at law, in equity, or under this Agreement.

                  c. TERMINATION UPON DEATH OR DISABILITY. This Agreement shall automatically terminate upon Arditi's death. In addition, if any disability or incapacity of Arditi to perform his duties as the result of any injury, sickness, or physical, mental or emotional condition continues for a period of thirty (30) business days (excluding any accrued vacation) out of any one hundred twenty (120) calendar day period, the Corporation may


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terminate Arditi's employment upon written notice. Payment of salary to
Arditi during any sick leave shall only be to the extent that Arditi has accrued sick leave or vacation days. Arditi shall accrue sick leave at the same rate generally available to the Corporation's vice-president level employees.

                  d. SEVERANCE PAY. If this Agreement is terminated by the Corporation without cause pursuant to the first sentence in Section 7.a (above), the Corporation shall pay Arditi a severance fee equal to his monthly salary at his then current rate of fixed salary compensation, multiplied by the number six
(6). There shall be no severance in the event that this Agreement is terminated in accordance with Section 7.b. If Arditi voluntarily terminates his employment, he shall not be entitled to any severance unless he gives the Corporation at least four (4) months' written notice and actively works to train a successor and provides the Corporation with a list of all of his marketing contacts and current projects ("Arditi Cooperation"). In the event of Arditi's voluntary termination and Arditi Cooperation, Arditi shall be entitled to a severance fee equal to his monthly salary at his then current rate of fixed salary compensation, multiplied by the number four (4).

         8.       CORPORATE OPPORTUNITIES.

                  a. DUTY TO NOTIFY. In the event that Arditi, during the employment term, shall become aware of any material and significant business opportunity related to the Corporation's or DSPC's business, Arditi shall promptly notify the Corporation's Chief Executive Officer of such opportunity. Arditi shall not appropriate for himself or for any other person other than the Corporation, or any affiliate of the Corporation, any such opportunity unless, as to any particular opportunity, the Board of Directors, or the Chief Executive Officer, of the Corporation fails to take appropriate action within thirty (30) days. Arditi's duty to notify the Corporation and to refrain from appropriating all such opportunities for thirty (30) days shall neither be limited by, nor shall such duty limit, the application of the general law of California relating to the fiduciary duties of an agent or employee.

                  b. FAILURE TO NOTIFY. In the event that Arditi fails


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to notify the Corporation of, or so appropriates, any such opportunity without the express written consent of the Chief Executive Officer, Arditi shall be deemed to have violated the provisions of this Section, notwithstanding the following:

                           i. The capacity in which Arditi shall have
acquired such opportunity; or
                          ii. The probable success in the Corporation's
hands of such opportunity.

         9.       MISCELLANEOUS.

                  a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters, specifically excluding stock option agreements, the terms of which shall not change by the mere fact that Arditi is employed by the Corporation and not the Israeli affiliate of the Corporation. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

                  b. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

                  c. PERSONAL SERVICES. It is understood that the services to be performed by Arditi hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Arditi. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of, and bind the successors and assigns of, the Corporation.

                  d. SEVERABILITY. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be


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effective if it causes a material detriment to any party.

                  e. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  f. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

                  g. MERGER, TRANSFER OF ASSETS, OR DISSOLUTION OF THE CORPORATION. This Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

DSP TELECOM, INC.,
a California corporation
20300 Stevens Creek Blvd, 4th Floor
Cupertino, California  95014

By: /s/ Stephen P. Pezzola                      /s/ Shmuel Arditi
   -------------------------                    -----------------------------
   Stephen P. Pezzola,                          SHMUEL ARDITI
   General Counsel
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